Exhibit 99.1

As amended February 15, 2008

NALCO HOLDINGS LLC
CORPORATE GOVERNANCE GUIDELINES

The most important company objective of Nalco Holdings LLC, (the “Company”) is to conduct business activities so as to enhance the value of the enterprise.  The Directors of the Company are elected by the shareholders with the responsibility to oversee and direct management to achieve this objective.  The Board of Directors’ (the “Board’s”) responsibilities require regularly monitoring the effectiveness of management policies and decisions, including execution of its strategies, and holding senior management accountable for the pursuit of the company objective.  These guidelines will apply to the Company and its subsidiaries.

I.	Composition of Board of Directors

Size of the Board.  The Board consists of nine Directors.  The Board’s optimal size is approximately six to eleven members.  The Nominating and Corporate Governance Committee may make recommendations to the Board concerning the composition of the Board including its size and qualifications for membership.

Mix of Employee and Independent Directors.  The Board will consider the independence of Directors following a review of all relevant information and a recommendation by the Nominating and Corporate Governance Committee.  The Committee and the Board will discuss its determination of Director “independence”.

Term Limits.  The Board has not established term limits, but on a regular basis the Nominating and Corporate Governance Committee will review each Director’s continuation on the Board.

II.	Board Membership Criteria

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its subsidiaries.  Selection of an individual reflects demonstration of the following qualities:

A.	Experience (in one or more of the following):

•	High level leadership experience in business or administrative activities;
•	Specialized expertise in the industry;
•	Breadth of knowledge about issues affecting the Company and its subsidiaries; and
•	Ability and willingness to contribute special competencies to Board activities.

As amended February 15, 2008

B.	Personal attributes:

•	Personal integrity;
•	Loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment;
•	Awareness of a director’s vital part in the Company’s and its subsidiaries’ good corporate citizenship and corporate image;
•	Time available for meetings and consultation on Company matters; and
•	Willingness to assume fiduciary responsibilities.

Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.  Annually, the Nominating and Corporate Governance Committee will review the qualifications and backgrounds of the Directors, as well as the overall composition of the Board, and recommend to the full Board the slate of Directors to be recommended for nomination for election at the annual meeting of the shareholders.  Nominations to the Board may also be submitted to the Nominating and Corporate Governance Committee by the Company’s shareholders.  The Chairman of the Nominating and Corporate Governance Committee, acting on behalf of the full Board, will extend the formal invitation to become a member of the Board of Directors.

Voting for Directors.  Any nominee for Director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to such resignation and the Board may accept that resignation or may reject that resignation (if the Director is willing to continue his or her service on the Board).

Limitation on Board Memberships.  In the event any Director is serving at the time this Guideline is enacted or seeks to serve on the boards of more than 5 companies, other than the Company, with publicly registered equity securities (and for the Chief Executive Officer more than 2 companies, other than the Company, with publicly registered debt or equity securities), the Director shall report such circumstance to the Nominating and Corporate Governance Committee for approval.  In the event that the Nominating and Corporate Governance Committee does not approve, the requesting Director shall choose not to serve on such additional boards (or resign from such boards within six months) or shall resign membership from the Company Board.

Mandatory Retirement Age.  At the first annual meeting at which a Director is up for election after that Director reaches the age of 72 (or before such meeting if the Director is standing for election), such Director shall submit his or her notice of retirement for consideration by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee may, in its reasonable discretion, accept such notice of retirement or may reject such notice of retirement and permit the Director to continue to serve or stand for election.

As amended February 15, 2008

III.           Role of the Board of Directors

The Board of Directors of the Company and its subsidiaries performs, among others, the following principal functions (some of which may be delegated to one or more committees):

•	Reviews and approves a corporate philosophy and mission working in coordination with senior management;
•	Reviews and approves a code of ethical business conduct for Directors, officers and employees;
•	Selects, evaluates and compensates the Chief Executive Officer and other officers;
•	Plans for senior management succession;
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Reviews and approves management’s strategic and business plans, including developing a depth of knowledge of the business, understanding and questioning the assumptions upon which such plans are based, and reaching an independent judgment as to the probability that the plans can be realized; monitors corporate performance against the strategic and business plans, including overseeing the operating results on a regular basis to evaluate whether the business is being properly managed; and reviews such performance in relation to the performance of peer companies and the chemical industry as a whole;

•
Monitors ethical behavior and compliance with laws and regulations, the Company’s and its subsidiaries’ Code of Ethical Business Conduct, auditing and accounting principles and the Company’s and such subsidiaries’ own governing documents; assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law, or assigned to the Board in such governing documents; and

•	Oversees the procedures in place to ensure the integrity of the Company’s and its subsidiaries’ financial statements.

In general, the Board of Directors oversees all major actions proposed to be taken by senior management and reviews corporate policy regarding authorizations and approvals that commit the Company to a significant course of action.

IV.	Director Compensation

The Compensation Committee is responsible for recommending and approving the Board compensation.  Management reviews with the Compensation Committee on an annual basis the status of Board compensation relative to a peer industry survey group.

As amended February 15, 2008

Directors shall maintain equity ownership in Nalco Holding Company at a level equal to 3 times the annual cash retainer paid to directors.  The directors shall have three years from the date their directorship begins to reach this level.  The Nominating and Corporate Governance Committee may amend this requirement as individual circumstances warrant.

V.	Affiliations and Conflicts of Directors

It is the responsibility of each Director to advise the Chairman of the Board and the Nominating and Corporate Governance Committee through its Chairman of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to the Company or possible inconsistency with Company policies or values.  The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company and its subsidiaries.

A Director should advise the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another company’s board.

Any Director who experiences a significant change in such Director’s principal business, occupation or position is expected to consult with the Nominating and Corporate Governance Committee on the potential impact, if any, the change may have on continued Board service and offer to resign from the Board.  The Nominating and Corporate Governance Committee will make a recommendation as to the continued Board service of the Director under such circumstances.

Individual Board members may, form time to time, meet with or communicate with various constituencies that are involved with the Company or its subsidiaries.  It is expected that Board members would do this with the knowledge of management and, in most instances, at the request of management.

VI.	Chairman of the Board

The Board does not have a policy mandating separation of the role of the Chief Executive Officer and the Chairman of the Board of Directors, but rather believes either separation or combination is acceptable; the option will be determined by the incumbent’s capabilities.

VII.	Lead Director

The Company shall have a Lead Director.  In addition to presiding over executive sessions of the independent directors, the Lead Director shall: (a) call meetings of the independent directors; (b) work with the executive chairman on meeting schedules and agendas; (c) act as a liaison between the executive chairman and the board; (d) lead the board’s review of the executive chairman and (e) if requested by major shareholders, be available, with the executive chairman, to receive shareholder communications.

As amended February 15, 2008

The Chair of the Nominating and Corporate Governance Committee shall act as Lead Director during 2008, the Chair of the Safety, Health and Environment Committee shall act as Lead Director during 2009, the Chair of the Audit Committee shall act as Lead Director during 2010 and the Chair of the Compensation Committee shall act as Lead Director during 2011.  The position shall rotate in the same fashion thereafter.  If the designated director is not available to serve as Lead Director, the director next in the rotation shall serve as Interim Lead Director.

VIII.	New Director Orientation and Continuing Education

All new Directors must participate in the Company’s orientation program, which will be conducted in a timely manner after the election of a new Director. This orientation will include background materials, meetings with senior management to familiarize new Directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethical Business Conduct, its Officer Code of Ethics, its principal officers, and its internal and independent auditors. In addition, the orientation program will include visits to the Company's headquarters and certain of the Company’s significant facilities. Management will develop continuing education programs for Directors which will provide for regular exposure to various aspects of the Company.

IX.	Board Meetings

Number of Meetings.  The Board meets at regularly scheduled meetings no less than five times per year.

Location of Meetings.  Meetings will generally take place at the Company’s headquarters; however, to provide Directors with first-hand knowledge to make strategic decision and for their continuing education about the environment in which the Company operates and competes, meetings are occasionally held at locations other than the corporate headquarters.

Board Agenda and Materials.  While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate unexpected developments.

•	The items on the agenda are typically determined by the Chairman in consultation with the Board. Any Director may request that an item be included on the agenda.
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At Board meetings, ample time is scheduled to allow full discussion of important matters.  Management presentations are scheduled to permit an appropriate portion of Board meeting time to be available for discussion and comments.

As amended February 15, 2008

•
It is important for Directors to receive information sufficiently in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting.  At each meeting any written materials not available in advance will be provided to each Director.  On those occasions when it may not be appropriate or practical to put the subject matter in writing, it will be presented and sufficiently discussed at the meeting.  Significant items requiring Board approval may be reviewed in one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

The foregoing guidelines are equally applicable to the Company’s committee meetings and meetings of its subsidiaries’ boards of directors and committees.

Regular Attendance.  Directors are expected to attend all Board meetings.  The Chairman regularly designates the management and guest attendees at any Board meeting who are present for the purpose of making presentations, responding to questions by the Directors, or providing counsel on specific matters with their areas of expertise.  Directors may regularly request others to attend as they see fit.

X.	Corporate Support and Access to Management

The Company’s Secretary serves as secretary to the Board and its Committees and, at the request of the Chairman, arranges meetings, suggests meeting agendas and facilitates the preparation and distribution of materials presented to the Board and its Committees.  Directors have reasonable access to other members of management and Company employees.

XI.	Board Committees

Number of Committees.  The Board currently is organized into four committees:  Audit, Nominating and Corporate Governance, Compensation and Safety, Health and Environment. Each committee will have its own charter.  The Board may from time to time, establish or maintain additional committees as necessary or appropriate.

Audit Committee.  The Audit Committee oversees the Company’s and its subsidiaries’ auditing, accounting, financial reporting and internal control functions, appoints NALCO’s and its subsidiaries’ independent accounting firm and approves its services.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee considers and recommends to the Board nominees for senior officers and nominees for election as Directors (pursuant to criteria approved by the Board), including nominees recommended by shareholders and oversees evaluation of the Board, Board committees and management, and develops and recommends corporate governance policies and oversees implementation.

As amended February 15, 2008

Compensation Committee.  The Compensation Committee makes recommendations to the Board concerning Directors’ compensation and determines compensation and benefits of the Chief Executive Officer, other officers and persons reporting directly to the Chief Executive Officer.

Safety, Health and Environment Committee.  The Safety, Health and Environment Committee monitors the Company’s compliance with safety, health and environmental laws and regulations.

Committee Assignments and Rotation.  The Nominating and Corporate Governance Committee, after considering to the extent practicable the desires of Board members, recommends committee assignments to the full Board for approval.  The assignments are made not less frequently than once a year generally following the annual meeting of shareholders.  Rotation of Committee members and Chairs should occur only if rotation is likely to enhance Committee performance or facilitate its work.

Committee Agendas.  The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.  The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda.

Frequency of Committee Meetings.  Each committee meets periodically as deemed necessary by its Chairman.  Each committee will provide a report to the Board at the next board meeting following the committee meeting.

XII.	Evaluations and Other Matters

Assessing the Board and Committee Performance.  The Board of Directors will conduct an annual self-evaluation to determine whether it is functioning effectively.  The Nominating and Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance.  This will be discussed with the full Board following the end of each fiscal year.  The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

Formal Evaluation of the Chief Executive Officer. The Compensation Committee evaluates the Chief Executive Officer annually, and reviews the Chief Executive Officer’s actions with the Board of Directors.  The Board communicates its views to the Chief Executive Officer through the Chairman of the Compensation Committee.  The Compensation Committee’s evaluation of the Chief Executive Officer is based upon a combination of objective and subjective criteria.

As amended February 15, 2008

Succession Planning.  The Chief Executive Officer shall confer periodically with the Compensation Committee on succession plans for senior management.  The Compensation Committee also reports periodically to the Board on succession planning for senior management.

Management Development.  The Chief Executive Officer shall report regularly to the Nominating and Corporate Governance Committee on management development activities.

Securities Laws.  Each Director is expected to comply with the Company’s policies in accordance with requirements of the Securities Laws including the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission.

Board Interaction with Institutional Investors, the Press, Customers, Etc.  The Board looks to management to speak for the Company and its subsidiaries but recognizes that individual Directors may sometimes communicate with third parties on matters affecting the Company.  Before doing so, to the extent feasible, Directors should consult with management.

The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates these guidelines.  For the most recent guidelines, please see the Company’s website at www.Nalco.com.

Management Equity.  The Company shall maintain a policy requiring defined levels of management to maintain minimum equity ownership in the Company.

Related Party Transaction.  Attached is the Company's Related Party Transaction Policy.

As amended February 15, 2008

Nalco Holding Company
Nalco Finance Holdings LLC
Nalco Finance Holdings, Inc.
Nalco Holdings LLC
Nalco Company

Statement of Policy Regarding Transactions with Related Persons

When any of Nalco Holding Company, Nalco Finance Holdings LLC, Nalco Finance Holdings, Inc., Nalco Holdings LLC or Nalco Company (collectively the “Company”) is a participant in a transaction where a Related Person (as defined below) has or will have a direct or indirect material interest, there may be risks to the Company that are heightened as a result of potential conflicts of interest (or the perception thereof). Accordingly, in addition to all requirements of the Code of Ethical Business Conduct, the following policy shall be followed in connection with all Related Person Transactions (as defined below).

A Related Person must promptly disclose to the General Counsel any Related Person Transaction in which such Related Person had or will have a direct or indirect material interest and all material facts with respect thereto.  The General Counsel will promptly communicate such information to the Audit Committee for the Company (the “Audit Committee”).

No Related Person Transaction shall be consummated or shall continue without the approval or ratification of the Company.  It is the policy of the Company that Directors (either directly or through an immediate family member) interested in a Related Person Transaction shall recuse themselves from any such vote.  The presence of the director, however, may be considered for purposes of determining a quorum.

In the event that the Chairperson of the Committee determined it is impractical or undesirable to wait until a Committee meeting to consummate a Related Party Transaction, the Chairperson of the Committee may review and approve such transaction in accordance with the criteria set forth herein.  The Chairperson shall report such approval at the next Committee meeting.

In approving or ratifying any transaction, the Committee or Chairperson must determine that the transaction is fair and reasonable to the Company.  The Committee or Chairperson shall not be required to obtain a fairness opinion or other third party support for its determination, but may do so.  The Committee shall also periodically review and assess ongoing relationships with Related Persons to ensure compliance with the Company’s guidelines and to ensure that such transaction remains fair to the Company.

In the event the Company becomes aware of a Related Person Transaction that has not been approved under this policy prior to its consummation, the matter shall be reviewed by the Committee or Chairperson as provided herein. The Committee or Chairperson reviewing such transaction shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction. The Committee or Chairperson, in consultation with the Board and working in concert with management as it deems appropriate, shall take such course of action as the Committee or Chairperson deems appropriate under the circumstances. The Committee or Chairperson shall also examine the facts and circumstances pertaining to the failure to present such transaction to the Committee under this policy and shall take any such action as deemed appropriate under the circumstances.

As amended February 15, 2008

For these purposes, a “Related Person” is any person described in paragraph (a) of Item 404 of Regulation S-K, including:

(1)	an executive officer, a director or a director nominee of the Company;

(2)	a beneficial owner of five percent or more of any class of the Company’s voting securities; and

(3)
a person who is an immediate family member of any director, nominee for director, executive officer or significant shareholder of the Company (the term “immediate family member” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer or significant shareholder of the Company).

For these purposes, a “Related Person Transaction” is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person had or will have a direct or indirect material interest.  A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.

The amount involved in any Related Person Transaction shall be determined in accordance with paragraph (a) of Item 404 of Regulation S-K.

The material features of this policy shall be disclosed in the Company’s proxy.